Exhibit 77(b)

Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of ProShares Trust:

In planning and performing our audits of the financial statements of the following one hundred twenty-four funds comprising the ProShares Trust:

Short S&P500®

Short QQQ®

Short Dow30SM

Short MidCap400

Short Russell2000

Short SmallCap600

UltraShort S&P500®

UltraShort QQQ®

UltraShort Dow30SM

UltraShort MidCap400

UltraShort Russell2000

UltraShort SmallCap600

UltraPro Short S&P500®

UltraPro Short QQQ®

UltraPro Short Dow30SM

UltraPro Short MidCap400

UltraPro Short Russell2000

Short Basic Materials

Short Financials

Short Oil & Gas

Short Real Estate

Short S&P Regional Banking

UltraShort Basic Materials

UltraShort Nasdaq Biotechnology

UltraShort Consumer Goods

UltraShort Consumer Services

UltraShort Financials

UltraShort Gold Miners

UltraShort Health Care

UltraShort Industrials

UltraShort Oil & Gas

UltraShort Oil & Gas Exploration & Production

UltraShort Real Estate

UltraShort Semiconductors

UltraShort Technology

UltraShort Utilities

UltraPro Short Nasdaq Biotechnology

UltraPro Short Financial Select Sector

Short MSCI EAFE

Short MSCI Emerging Markets

Short FTSE China 50

UltraShort MSCI EAFE

UltraShort MSCI Emerging Markets

UltraShort FTSE Europe

UltraShort MSCI Brazil Capped

UltraShort FTSE China 50

UltraShort MSCI Japan

UltraShort MSCI Mexico Capped IMI

Short 7-10 Year Treasury

Short 20+ Year Treasury

Short High Yield

UltraShort 3-7 Year Treasury

UltraShort 7-10 Year Treasury

UltraShort 20+ Year Treasury

UltraShort TIPS

UltraPro Short 20+ Year Treasury

Ultra S&P500®

Ultra QQQ®

Ultra Dow30SM

Ultra MidCap400

Ultra Russell2000

Ultra SmallCap600

UltraPro S&P500®

UltraPro QQQ®

UltraPro Dow30SM

UltraPro MidCap400

UltraPro Russell2000

Ultra Basic Materials

Ultra Nasdaq Biotechnology

Ultra Consumer Goods

Ultra Consumer Services

Ultra Financials

Ultra Gold Miners

Ultra Junior Miners

Ultra Health Care

Ultra Industrials

Ultra Oil & Gas

Ultra Oil & Gas Exploration & Production

Ultra Real Estate

Ultra S&P Regional Banking

Ultra Semiconductors

Ultra Technology

Ultra Telecommunications

Ultra Utilities

UltraPro Nasdaq Biotechnology

UltraPro Financial Select Sector

Ultra MSCI EAFE

Ultra MSCI Emerging Markets

Ultra FTSE Europe

Ultra MSCI Brazil Capped

Ultra FTSE China 50

Ultra MSCI Japan

Ultra MSCI Mexico Capped IMI

Ultra 7-10 Year Treasury

Ultra 20+ Year Treasury

Ultra High Yield

S&P 500 Dividend Aristocrats ETF

S&P MidCap 400 Dividend Aristocrats ETF

Russell 2000 Dividend Growers ETF

MSCI EAFE Dividend Growers ETF

MSCI Europe Dividend Growers ETF

MSCI Emerging Markets Dividend Growers ETF

Morningstar Alternatives Solution ETF

DJ Brookfield Global Infrastructure ETF

Global Listed Private Equity ETF

Large Cap Core Plus

S&P 500 Ex-Energy ETF

S&P 500 Ex-Financials ETF

S&P 500 Ex-Health Care ETF

S&P 500 Ex-Technology ETF

Hedged FTSE Europe ETF

Hedged FTSE Japan ETF

High Yield-Interest Rate Hedged

Investment Grade–Interest Rate Hedged

Short Term USD Emerging Markets Bond ETF

USD Covered Bond

German Sovereign/Sub-Sovereign ETF

Hedge Replication ETF

Managed Futures Strategy ETF

Merger ETF

RAFI® Long/Short

K-1 Free Crude Oil Strategy ETF

Inflation Expectations ETF

CDS Short North American HY Credit ETF

(each separate portfolios of ProShares Trust, hereafter collectively referred to as the “Funds”) as of and for the year ended May 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds’ internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the Funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of May 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of ProShares Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP

Baltimore, Maryland

July 28, 2017